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Exhibit 23

Consent of Registered Public Accounting Firm

The Board of Directors
Aeroflex Incorporated:

        We consent to the incorporation by reference in the registration statements on Form S-8 (No. 33-75496, No. 33-88868, No. 33-88878, No. 333-42399, No. 333-42405, No. 333-64611, No. 333-90173, No. 333-31654, No. 333-53626, No. 333-53622, No. 333-61094, No. 333-73646, No. 333-97027, No. 333-97029, No. 333-108606 and No. 333-103322) and on Form S-3 (No. 333-53618, No. 333-111094 and No. 333-110599) of Aeroflex Incorporated of our report dated September 8, 2004, relating to the consolidated balance sheets of Aeroflex Incorporated and subsidiaries as of June 30, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows, for each of the years in the three-year period ended June 30, 2004, and related financial statement schedule, which report appears in the June 30, 2004 Annual Report on Form 10-K of Aeroflex Incorporated.

/s/ KPMG

Melville, New York
September 13, 2004

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Consent of Registered Public Accounting Firm